SCHEDULE 14A
                                 (Rule 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, For Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to
    Rule 14a-12

                              POORE BROTHERS, INC.
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)   Title of each class of securities to which transaction applies:

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2)   Aggregate number of securities to which transaction applies:

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3)   Per unit price or other underlying value of transaction  computed  pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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4)   Proposed maximum aggregate value of transaction:

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5)   Total fee paid:

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[ ] Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided  by  Exchange  Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    1)   Amount previously paid:
                                ------------------------------------------
    2)   Form, Schedule or Registration Statement No.:
                                                      --------------------
    3)   Filing Party:
                      ----------------------------------------------------
    4)   Date Filed:
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
                              POORE BROTHERS, INC.
                           3500 SOUTH LA COMETA DRIVE
                             GOODYEAR, ARIZONA 85338

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 22, 2000

NOTICE IS HEREBY GIVEN that the 2000 Annual Meeting of Shareholders (the "Annual Meeting") of Poore Brothers, Inc., a Delaware corporation (the "Company"), will be held on May 22, 2000, at 3:00 p.m. local time, at The Wigwam Resort, 300 Wigwam Boulevard, Litchfield, Arizona 85340, for the purpose of considering and voting upon the following:

     (1) A proposal to elect Directors of the Company to serve until the 2001 Annual Meeting of Shareholders or until the election and qualification of their respective successors.

     (2) Such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

         The Board of Directors has fixed March 24, 2000 as the record date (the "Record Date") for the determination of shareholders entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. Only shareholders of record at the close of business on the Record Date are entitled to notice of and to vote at the Annual Meeting. The stock transfer books will not be closed for the Annual Meeting.

                                           By Order of the Board of Directors
                                                       Eric J. Kufel
                                           President and Chief Executive Officer

Goodyear, Arizona
April 17, 2000

                                    IMPORTANT

         YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. HOWEVER, WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE URGED TO PROMPTLY MARK, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED, SELF-ADDRESSED, STAMPED ENVELOPE SO THAT YOUR SHARES OF STOCK MAY BE REPRESENTED AND VOTED IN ACCORDANCE WITH YOUR WISHES AND IN ORDER THAT THE PRESENCE OF A QUORUM MAY BE ASSURED AT THE ANNUAL MEETING. YOUR PROXY WILL BE RETURNED TO YOU IF YOU SHOULD BE PRESENT AT THE ANNUAL MEETING AND SHOULD REQUEST SUCH RETURN OR IF YOU SHOULD REQUEST SUCH RETURN IN THE MANNER PROVIDED FOR REVOCATION OF PROXIES ON THE INITIAL PAGES OF THE ENCLOSED PROXY STATEMENT. PROMPT RESPONSE BY OUR SHAREHOLDERS WILL REDUCE THE TIME AND EXPENSE OF SOLICITATION.

                              POORE BROTHERS, INC.
                           3500 SOUTH LA COMETA DRIVE
                             GOODYEAR, ARIZONA 85338

                      PROXY STATEMENT FOR ANNUAL MEETING OF
                     SHAREHOLDERS TO BE HELD ON MAY 22, 2000

         This Proxy Statement and the accompanying proxy are furnished in connection with the solicitation by the Board of Directors of Poore Brothers, Inc. (the "Company") of proxies for the Annual Meeting of Shareholders of the Company (the "Annual Meeting"), to be held on May 22, 2000, at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders and any adjournment or postponement thereof. This Proxy Statement, the accompanying proxy and the Company's Annual Report to Shareholders for the fiscal year ended December 31, 1999, are being first mailed to the Company's shareholders on or about April 17, 2000.

         All expenses of the Company in connection with this solicitation will be borne by the Company. In addition to the solicitation of proxies by use of the mail, officers, Directors and employees of the Company may solicit the return of proxies by personal interview, mail, telephone and/or facsimile. Such persons will not be additionally compensated, but will be reimbursed for out-of-pocket expenses. The Company will also request brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of shares held of record by such persons and will reimburse such persons and the Company's transfer agent for their reasonable out-of-pocket expenses in forwarding such material.

                           ACCOMPANYING DOCUMENTATION

         A copy of the Company's Annual Report to Shareholders covering the Company's fiscal year ended December 31, 1999, which includes a copy of the Annual Report on Form 10-KSB for the fiscal year ended December 31, 1999 (including audited financial statements) accompanies this Proxy Statement. The Company will provide copies of any exhibits to the Form 10-KSB to each shareholder of record as of the Record Date, upon request of such person and such person's payment of the Company's reasonable expenses of furnishing such exhibit.

                              VOTING AT THE MEETING

         All shares of the Company's common stock, par value $.01 per share (the "Common Stock"), represented at the Annual Meeting by properly executed proxies will be voted in accordance with the instructions indicated thereon unless such proxies previously have been revoked. IF ANY PROXIES DO NOT CONTAIN VOTING INSTRUCTIONS, THE SHARES REPRESENTED BY SUCH PROXIES WILL BE VOTED FOR THE ELECTION OF THE LISTED NOMINEES FOR DIRECTOR. It is not anticipated that any matters other than those set forth in this Proxy Statement will be brought before the Annual Meeting. If any other matters properly come before the Annual Meeting, the shares represented by all properly executed proxies will be voted in accordance with the judgment of the persons named on such proxies.

         The Company encourages the personal attendance of its shareholders at the Annual Meeting, and execution of the accompanying proxy will not affect a shareholder's right to attend the Annual Meeting and to vote his or her shares in person. Any shareholder giving a proxy has the right to revoke it by: (1) delivering written notice of revocation to: Secretary, Poore Brothers, Inc., 3500 South La Cometa Drive, Goodyear, Arizona 85338, at any time before the proxy is voted; (2) by executing and delivering a later-dated proxy; or (3) by attending the Annual Meeting and voting his or her shares in person. No such notice of revocation or later-dated proxy will be effective, however, until received by the Company at or prior to the Annual Meeting. Such revocation will not affect a vote on any matter taken prior to the receipt of such revocation. Mere attendance at the Annual Meeting will not by itself revoke the proxy.

RECORD DATE AND OUTSTANDING SHARES

         The Board of Directors has fixed March 24, 2000 as the record date (the "Record Date") for the Annual Meeting. Only holders of record of the outstanding shares of Common Stock at the close of business on the Record Date are entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof. At the close of business on March 24, 2000, 13,347,044 shares of Common Stock were outstanding and entitled to be voted at the Annual Meeting. The Common Stock is the only class of the Company's securities entitled to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote on each matter presented to the shareholders.

QUORUM AND VOTE REQUIRED

         The presence, in person or by proxy, of a majority of the shares of Common Stock entitled to vote at the Annual Meeting will constitute a quorum at the Annual Meeting. A proxy submitted by a shareholder may indicate that all or a portion of the shares represented by such proxy are not being voted ("shareholder withholding") with respect to a particular matter. Similarly, a broker may not be permitted to vote stock ("broker non-vote") held in street name on a particular matter in the absence of instructions from the beneficial owner of such stock. The shares subject to a proxy which are not being voted on a particular matter (because of either shareholder withholding or broker non-vote) will not be considered shares entitled to vote on such matter. These shares, however, may be considered present and entitled to vote on any other matters and will count for purposes of determining the presence of a quorum, unless the proxy indicates that such shares are not being voted on any matter at the Annual Meeting, in which case such shares will not be counted for purposes of determining the presence of a quorum. Assuming the presence of a quorum, the affirmative vote of the holders of a majority of shares of Common Stock represented in person or by proxy at the Annual Meeting is required to approve or ratify each proposal to be presented at the Annual Meeting.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

       The By-laws of the Company, as amended, provide that the number of Directors constituting the Board of Directors shall be determined by resolution of the Board of Directors at any meeting or by the shareholders at the Annual Meeting. The Board of Directors of the Company has set the number of Directors comprising the Board of Directors at seven (7).

         The Board of Directors has nominated seven (7) persons for election as Directors of the Company at the Annual Meeting, each to serve until the 2001 annual meeting of shareholders of the Company or until his successor shall have been duly elected and qualified. All of the nominees are currently serving as Directors of the Company. Each nominee has consented to be named in this Proxy Statement and to serve if elected. If, prior to the meeting, any nominee should become unavailable to serve for any reason, the shares represented by all properly executed proxies will be voted for such alternate individual as shall be designated by the Board of Directors, unless the Board of Directors shall determine to reduce the number of Directors pursuant to the By-laws of the Company.

         The table below sets forth the names and ages of the nominees for Director and, where applicable, the year each first became a Director of the Company.

                                                   YEAR FIRST BECAME A
                NAME                  AGE        DIRECTOR OF THE COMPANY
                ----                  ---        -----------------------
         Thomas W. Freeze              48                  1999
         Richard E. Goodspeed          63                  1999
         Mark S. Howells               46                  1995
         Eric J. Kufel                 33                  1997
         James W. Myers                65                  1999
         Robert C. Pearson             64                  1996
         Aaron M. Shenkman             59                  1997

         Set forth below for each person nominated to be a Director is a description of all positions held by such person with the Company and the principal occupations of such person during the last five years.

         THOMAS W. FREEZE. Mr. Freeze has served as Vice President, Chief Financial Officer, Secretary and Treasurer of the Company since April 1997 and as a Director of the Company since October 1999. From April 1994 to April 1997, Mr. Freeze served as Vice President, Finance and Administration - Retail of New England Business Service, Inc. From October 1989 to April 1994, Mr. Freeze served as Vice President, Treasurer and Secretary of New England Business Service, Inc.

         RICHARD E. GOODSPEED. Mr. Goodspeed has served as a Director of the Company since October 1999. Mr. Goodspeed currently serves as a management consultant to several companies, primarily in the food (manufacturing and retail) industry. Mr. Goodspeed served as President and Chief Operating Officer of The Vons Companies, Inc. from 1994 to 1998 and as a Director from 1994 to 1997. From 1989 to 1994, he served as President and Chief Operating Officer of

Lucky Stores, Inc., a subsidiary of American Stores Company, and from 1992 to 1994, he also served as Executive Vice President of American Stores Company.

         MARK S. HOWELLS. Mr. Howells has served as Chairman of the Board of the Company since March 1995. For the period from March 1995 to August 1995, Mr. Howells also served as President and Chief Executive Officer of the Company. He has served as the Chairman of the Board of Poore Brothers Southeast, Inc., a subsidiary of the Company, since its inception in May 1993 and served as its President and Chief Executive Officer from May 1993 to August 1994. Since 1988, Mr. Howells has devoted a majority of his time to serving as the President and Chairman of Arizona Securities Group, Inc. d/b/a Puglisi Howells & Co., a registered securities broker-dealer.

         ERIC J. KUFEL. Mr. Kufel has served as President, Chief Executive Officer and a Director of the Company since February 1997. From November 1995 to January 1997, Mr. Kufel was Senior Brand Manager at The Dial Corporation and was responsible for the operating results of Purex Laundry Detergent. From June 1995 to November 1995, Mr. Kufel was Senior Brand Manager for The Coca-Cola Company where he was responsible for the marketing and development of Minute Maid products. From November 1994 to June 1995 Mr. Kufel was Brand Manager for The Coca-Cola Company, and from June 1994 to November 1994, Mr. Kufel was Assistant Brand Manager for The Coca-Cola Company. From January 1993 to June 1994, Mr. Kufel was employed by The Kellogg Company in various capacities including being responsible for introducing the Healthy Choice line of cereal and executing the marketing plan for Kellogg's Frosted Flakes cereal. Mr. Kufel earned a Masters of International Management from the American Graduate School of International Management in December 1992.

         JAMES W. MYERS. Mr. Myers has served as a Director of the Company since January 1999. Mr. Myers has been President of Myers Management & Capital Group, Inc., a consulting firm specializing in strategic, organizational and financial advisory services to CEO's, since January 1996. From December 1989 to December 1995, Mr. Myers served as President of Myers, Craig, Vallone & Francois, Inc., a management and corporate finance consulting firm. Previously, Mr. Myers was an executive with a variety of consumer goods companies. Mr. Myers is currently a Director of ILX Resorts, Inc., a publicly traded time-share sales and resort property company.

         ROBERT C. PEARSON. Mr. Pearson has served as a Director of the Company since March 1996. Mr. Pearson has been Senior Vice President-Corporate Finance for Renaissance Capital Group, Inc. since April 1997. Previously, Mr. Pearson had been an independent financial and management consultant specializing in investments with emerging growth companies. He has performed services for Renaissance Capital Partners ("RCP") in connection with the Company and other RCP investments. RCP is the operating manager of Renaissance Capital Growth & Income Fund III, Inc. ("Renaissance Capital"), the owner of a 9% Convertible Debenture due July 1, 2002 issued by the Company (a "9% Convertible Debenture"). From 1990 to 1994, Mr. Pearson served as Executive Vice President and Chief Financial Officer of Thomas Group, Inc., a publicly traded consulting firm. Prior to 1990, Mr. Pearson was Vice President-Finance of Texas Instruments, Incorporated. Mr. Pearson is currently a Director of Integrated Security
Systems, Inc. (a publicly traded medical instruments company), Dexterity Surgical, Inc. (a publicly traded surgical instruments manufacturer and distributor), ThermoView Industries, Inc. ( a publicly traded window manufacturer), and Interscience Computer, Inc. (a distributor of consumables for laser printers).

         Pursuant to a Convertible Debenture Loan Agreement dated May 31, 1995 (the "Debenture Loan Agreement") among the Company, Renaissance Capital and Wells Fargo Small Business Investment Company, Inc. (formerly Wells Fargo Equity Capital, Inc. and hereinafter referred to as "Wells Fargo"), so long as the 9% Convertible Debentures have not been fully converted into shares of Common Stock or redeemed or paid by the Company, Renaissance Capital shall be entitled to designate a nominee to the Company's Board of Directors subject to election by the Company's shareholders. Renaissance Capital has designated Mr. Pearson as a nominee to the Board of Directors.

         AARON M. SHENKMAN. Mr. Shenkman has served as a Director of the Company since June 1997. He has served as the General Partner of Managed Funds LLC since October 1997. He served as the Vice-Chairman of Helen of Troy Corp., a distributor of personal care products, from March 1997 to October 1997. From February 1984 to February 1997, Mr. Shenkman was the President of Helen of Troy Corp. From 1993 to 1996, Mr. Shenkman also served as a Director of Craftmade International, a distributor of ceiling fans.

INFORMATION REGARDING BOARD OF DIRECTORS AND COMMITTEES

         The Board of Directors conducts its business through meetings of the Board of Directors and through its standing committees. As of the date of this Proxy Statement, two committees have been established, an Audit Committee and a Compensation Committee. The Board of Directors does not currently utilize a Nominating Committee or committee performing similar functions.

         The Audit Committee: (i) makes recommendations to the Board of Directors as to the independent accountants to be appointed by the Board of Directors; (ii) reviews with the independent accountants the scope of their examinations; (iii) receives the reports of the independent accountants for the purpose of reviewing and considering questions relating to their examination and such reports; (iv) reviews, either directly or indirectly or through independent accountants, the internal accounting and auditing procedures of the Company; (v) reviews related party transactions; and (vi) performs such other functions as may be assigned to it from time to time by the Board of Directors. The Audit Committee is comprised of three members of the Board of Directors, Messrs. Pearson, Howells and Myers. The Chairman of the Audit Committee is Mr. Pearson. The Audit Committee was established on October 22, 1996.

         The Compensation Committee reviews and recommends the compensation of executive officers and key employees. The Compensation Committee is currently comprised of three members of the Board of Directors, Messrs. Howells, Myers and Shenkman. The Chairman of the Compensation Committee is Mr. Shenkman. The Compensation Committee was established on June 12, 1997.

         During the fiscal year ended December 31, 1999, the Board of Directors met nine times and took actions on six other occasions by unanimous written consent. During such period, there was one meeting of the Audit Committee and two meetings of the Compensation Committee. During the fiscal year ended
December 31, 1999, each Director attended, during the period each was a Director, at least 75% of the Board of Directors meetings and meetings of any committees on which he served.

COMPENSATION OF DIRECTORS

         In December 1999, the Company granted options to purchase 10,000 shares of the Company's Common Stock to each person who was elected to the Board of Directors at the 1999 Annual Meeting of Shareholders (other than Mr. Kufel and Mr. Freeze). Such options have an exercise price of $1.50 per share, will vest in one year from the date of grant and have a term of five years. In addition, in December 1999 Mr. Goodspeed, who was newly elected to the Board of Directors in October 1999, was granted an option to purchase 15,000 shares of Common Stock at an exercise price of $1.50 per share with a term of five years and exercisable on the date of grant.

         In the future, in order to attract and retain highly competent persons as Directors and as compensation for Directors' service on the Board, the Company may, from time to time, grant additional stock options or issue shares of Common Stock to non-employee Directors.

         Directors  are  reimbursed  for  out-of-pocket   expenses  incurred  in
attending meetings of the Board of Directors and for other expenses incurred in their capacity as Directors.

ELECTION OF NOMINEES

         Assuming the presence of a quorum, the affirmative vote of the holders of a majority of the shares of Common Stock represented in person or by proxy at the Annual Meeting, is required for the election of Directors. Shares will be voted for the nominees in accordance with the specifications marked on the proxies applicable thereto, and if no specification is made, will be voted "FOR" the election of the nominees.

               THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS
                      VOTE "FOR" ALL NOMINEES FOR DIRECTOR.

                               EXECUTIVE OFFICERS

         The Board of Directors appoints the Company's executive officers. Certain information concerning the Company's executive officers is set forth below, except that information concerning Mr. Kufel, the Company's President and Chief Executive Officer, and Mr. Freeze, the Company's Vice President, Chief Financial Officer, Secretary and Treasurer, is set forth above under "PROPOSAL 1 -- ELECTION OF DIRECTORS."

         THOMAS G. BIGHAM, age 46, has been Vice President of Sales - Texas since November 1998. From December 1996 to November 1998, Mr. Bigham was President of Tejas Snacks, L.P. ("Tejas"), whose business and certain assets were acquired by the Company in November 1998. See "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS." From 1994 to December 1996, Mr. Bigham was President of Eagle Brands of Houston, Inc.

         GLEN E. FLOOK, age 41, has served as Vice President-Manufacturing since March 1997. From January 1994 to February 1997, Mr. Flook was employed by The Dial Corporation as a Plant Manager for a manufacturing operation that generated $40 million in annual revenues. From January 1983 to January 1994, Mr. Flook served in various capacities with Frito-Lay, Inc., including Plant Manager and Production Manager.

         WENDELL T. JONES, age 59, has been the Vice President of Sales - Arizona since August 1998. From February 1997 to August 1998, Mr. Jones served as Director of Sales -- Arizona. Previously, Mr. Jones was National Sales Manager of the Company from January 1996 to February 1997. From 1969 to 1996, Mr. Jones served in various capacities at Frito-Lay, Inc., including Director of Sales, Operations Manager and Manager-Trade Development.

         KEVIN M. KOHL, age 44, has been Vice President, National Sales Manager since May 1999. From November 1998 to April 1999, Mr. Kohl served as Vice President of Sales - Texas of the Company. From July 1996 to November 1998, Mr. Kohl was Executive Vice President of Tejas, whose business and certain assets were acquired by the Company in November 1998. See "CERTAIN RELATIONSHIP AND RELATED TRANSACTIONS." From July 1994 to June 1996, Mr. Kohl was President of Mighty Eagle, Inc. d/b/a Atlanta Eagle. From June 1992 to July 1994, Mr. Kohl was a Regional Director of Eagle Snacks, Inc.

         JAMES M. POORE, age 53, has served as a Vice President of the Company since June 1995. Mr. Poore co-founded Poore Brothers Foods, Inc. in 1986 and served as its Vice President, Secretary, Treasurer and Director until May 1995. In addition, Mr. Poore served as the Secretary and a Director of Poore Brothers Distributing, Inc., a subsidiary of the Company, from January 1990 to May 1995, and as Chairman of the Board and a Director of Poore Brothers of Texas, Inc., a subsidiary of the Company, from May 1991 to May 1995. In 1983, he co-founded Groff's of Texas, Inc. (a potato chip manufacturer in Brookshire, Texas and a predecessor business to Tejas, acquired by the Company in November 1998), and served as its President until January 1986.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

         The following table sets forth certain information regarding compensation paid during each of the Company's last three fiscal years, as applicable, to the Company's Chief Executive Officer and those other executive officers of the Company whose salary and bonuses, if any, exceeded $100,000 for the Company's fiscal year ended December 31, 1999.

                           SUMMARY COMPENSATION TABLE

                                                                                  LONG TERM
                                                                                 COMPENSATION
                                                          ANNUAL COMPENSATION       AWARDS
                                                        ----------------------   -------------
              NAME AND                                            OTHER ANNUAL   STOCK OPTIONS     ALL OTHER
         PRINCIPAL POSITION           YEAR   SALARY       BONUS   COMPENSATION      GRANTED      COMPENSATION
         ------------------           ----   ------       -----   ------------      --------     ------------
Eric J. Kufel (1)                     1999   $139,231      --      $ 6,757(4)       75,000              --
  President, Chief Executive          1998   $119,423      --      $ 6,975(4)      390,000(5)           --
  Officer and Director                1997   $ 99,519      --      $ 7,381(4)      350,000(5)           --
Glen E. Flook (2)                     1999   $108,846      --      $ 4,547          40,000              --
  Vice President-                     1998   $ 98,654   $15,000    $   350(4)      130,000(5)           --
  Manufacturing                       1997   $ 74,904   $30,000         --         105,000(5)     $ 63,143(6)
Thomas W. Freeze (3)                  1999   $118,846      --           --          60,000              --
  Vice President, Chief  Financial    1998   $109,038      --           --         195,000(5)           --
  Officer, Secretary  and Treasurer   1997   $ 71,481      --           --         155,000(5)           --

----------
(1) Mr. Kufel has served as President, Chief Executive Officer and a Director of the Company since February 1997.
(2)  Mr. Flook has served as Vice President - Manufacturing since March 1997.
(3) Mr. Freeze has served as Vice President, Chief Financial Officer, Secretary and Treasurer since April 1997 and as a Director of the Company since October 1999.
(4) Represents the value of company automobiles provided to Messrs. Kufel and Flook for their exclusive use.
(5) Stock options to purchase 300,000, 75,000 and 125,000 shares of Common Stock were granted to Messrs. Kufel, Flook and Freeze, respectively, in September 1998 for the purpose of effecting a repricing of stock options for the same numbers of shares granted to such persons by the Company in 1997. In connection therewith, the 1997 stock options were cancelled. See "REPRICING OF STOCK OPTIONS."
(6) Represents payments made to, and expenses paid on behalf of, Mr. Flook in connection with his relocation to Arizona upon obtaining employment with the Company.

         The following table sets forth information concerning stock options granted during the fiscal year ended December 31, 1999 for the individuals shown in the Summary Compensation Table. No stock appreciation rights ("SARs") were granted in connection with any such stock options during the fiscal year ended December 31, 1999.

                        OPTION GRANTS IN LAST FISCAL YEAR
                               (INDIVIDUAL GRANTS)

                    NUMBER OF SHARES OF    PERCENT OF TOTAL
                       COMMON STOCK        OPTIONS GRANTED     EXERCISE
                        UNDERLYING          TO EMPLOYEES         PRICE
   NAME             OPTIONS GRANTED(1)    IN FISCAL YEAR (2)   PER SHARE    EXPIRATION DATE
   ----             ------------------    ------------------   ---------    ---------------
Eric J. Kufel             75,000                25.6%            $1.50     December 13, 2004
Glen E. Flook             40,000                13.7%            $1.50     December 13, 2004
Thomas W. Freeze          60,000                20.5%            $1.50     December 13, 2004

----------
(1) All listed stock options vest over a three-year period from the date of grant.
(2) For purposes of calculating these percentages, stock options to purchase an aggregate of 65,000 shares of Common Stock granted to non-employee Directors during fiscal 1999 were excluded from Total Options Granted to Employees in Fiscal Year.

         The following table sets forth information concerning the number and value of unexercised stock options at December 31, 1999 held by the individuals shown in the Summary Compensation Table. None of such persons held any SARs at December 31, 1999 or exercised any SARs during 1999.

               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                          FISCAL YEAR END OPTION VALUES

                   NUMBER OF  AGGREGATE    NUMBER OF SHARES OF COMMON       VALUE OF UNEXERCISED
                    SHARES      VALUE     STOCK UNDERLYING UNEXERCISED     IN-THE-MONEY OPTIONS AT
                   RECEIVED   REALIZED    OPTIONS AT DECEMBER 31, 1999      DECEMBER 31, 1999 (1)
                     UPON       UPON      ----------------------------   ---------------------------
   NAME            EXERCISE   EXERCISE    EXERCISABLE    UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
   ----            --------    --------   -----------    -------------   -----------   -------------
Eric J. Kufel         --         --         163,333         351,667        $ 35,469      $ 70,938
Glen E. Flook         --         --          63,333         136,667        $ 13,776      $ 27,552
Thomas W. Freeze      --         --          85,000         200,000        $ 19,687      $ 39,375

----------
(1) Value is the difference between the market value of the Company's Common Stock on December 31, 1999, which was $1.46875 per share (based upon the last sales price of the Common Stock on the Nasdaq SmallCap Market ("Nasdaq")), and the exercise price.

REPRICING OF STOCK OPTIONS

         Each of Messrs. Kufel, Freeze and Flook joined the Company in the first half of 1997. Upon commencement of employment, each person was granted an option (each, an "Employment Commencement Stock Option") to purchase shares of the Company's Common Stock under the Stock Option Plan pursuant to the terms of his employment agreement: Mr. Kufel was granted an option to purchase 300,000 shares of Common Stock at an exercise price of $3.5625 per share; Mr. Freeze was granted an option to purchase 125,000 shares of Common Stock at an exercise price of $2.875 per share; and Mr. Flook was granted an option to purchase 75,000 shares of Common Stock at an exercise price of $3.9375 per share.

         In 1997 and 1998, during which the Company implemented and completed a comprehensive restructuring program and refocused its efforts on expanding the Company's business, the market value of the Company's Common Stock experienced a substantial decline. As a result, by the latter part of 1998, all of the Employment Commencement Stock Options were "out-of-the-money" (i.e., the exercise prices of the options were higher than the current market price of the Common Stock), in each case by a large amount. At the same time, due to the strength of the national and local economies, competition for qualified management and other key employees intensified.

         In light of the contributions of Messrs. Kufel, Freeze and Flook to the Company in connection with the restructuring and the implementation of the Company's business plan, and in order to encourage each such person to remain in the employ of the Company, on September 14, 1998 the Company's Board of Directors (acting without Mr. Kufel) authorized the Company to offer each such person the right to cancel his out-of-the-money Employment Commencement Stock Option in exchange for a replacement stock option to purchase the same number of shares of Common Stock with an exercise price of $1.25 per share. The average last sale price of the Common Stock for the 30 consecutive trading days immediately prior to the grant date was $0.97 per share. In addition, the term and exercisability of the replacement options were set such that the measurement periods commenced on the grant date of the replacement options. Otherwise, the replacement option terms remained the same as the terms of the Employment Commencement Stock Options.

         Each of Messrs. Kufel, Freeze and Flook elected to participate in the repricing. The total number of shares of Common Stock subject to outstanding stock options was not impacted by the repricing, since the number of shares of Common Stock underlying the Employment Commencement Stock Options and the replacement options was the same.

EMPLOYMENT AGREEMENTS

         Mr. Eric J. Kufel was appointed as President and Chief Executive Officer and elected to the Board of Directors of the Company effective February 3, 1997. Mr. Kufel is employed under an "at will" employment agreement which provides for a base salary of $150,000 per year, use of a Company automobile and participation in Company bonus plans. Mr. Kufel's salary is subject to increases at the discretion of the Company's Board of Directors. Mr. Kufel's employment agreement contains a non-compete covenant.

         Mr. Glen E. Flook has served as Vice President - Manufacturing since March 3, 1997. Mr. Flook is employed under an "at will" employment agreement that provides for a base salary of $115,000 per year and for participation in

Company bonus plans. Mr. Flook's salary is subject to increases at the discretion of the Company's Board of Directors. Mr. Flook's employment agreement contains a non-compete covenant.

         Mr. Thomas W. Freeze has served as Vice President, Chief Financial Officer, Secretary and Treasurer since April 10, 1997 and as a Director of the Company since October 1999. Mr. Freeze is employed under an "at will" employment agreement that provides for a base salary of $125,000 per year and for participation in Company bonus plans. Mr. Freeze's salary is subject to increases at the discretion of the Company's Board of Directors.

         In addition to Messrs. Kufel, Flook and Freeze, certain other executive officers of the Company have entered into employment agreements with the Company.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

         The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of the Record Date by (i) each person known by the Company to be the beneficial owner of more than 5% of the outstanding Common Stock, (ii) each director and nominee for director of the Company, (iii) each executive officer of the Company listed in the Summary Compensation Table set forth in "Executive Compensation" above, and (iv) all executive officers and Directors of the Company as a group, as of the Record Date.

                                                       AMOUNT AND NATURE OF     PERCENT OF SHARES
                  NAME AND ADDRESS                     BENEFICIAL OWNERSHIP      OF COMMON STOCK
                OF BENEFICIAL OWNER                     OF COMMON STOCK (1)   BENEFICIALLY OWNED (2)
                -------------------                     -------------------   ----------------------
Thomas W. Freeze.....................................        87,000 (3)               0.6%
   3500 S. La Cometa Drive
   Goodyear, AZ 85338
Richard E. Goodspeed.................................        15,000 (4)               0.1
   350 Meadow Grove Street
   La Canada/Flintridge, CA  91011
Mark S. Howells......................................       778,137 (5)               5.8
   2390 E. Camelback Road
   Suite 203
   Phoenix, AZ 85016
Eric J. Kufel........................................       168,334 (6)               1.2
   3500 S. La Cometa Drive
   Goodyear, AZ 85338
James W. Myers.......................................        10,000 (7)               0.1
   5050 N. 40th Street
   Suite 100
   Phoenix, AZ 85018
Robert C. Pearson....................................        25,000 (8)               0.2
   8080 North Central Expressway
   Suite 210/LB59
   Dallas, TX 75206
Aaron M. Shenkman....................................        45,000 (9)               0.3
   716 Gary Lane
   El Paso, TX 79922
Glen E. Flook........................................        64,333 (10)              0.5
   3500 S. La Cometa Drive
   Goodyear, AZ 85338
Renaissance Capital Growth & Income Fund III, Inc....     2,016,357 (11)             14.1
   8080 North Central Expressway
   Suite 210/LB59
   Dallas, TX 75206
Capital Foods, LLC ..................................
   225 W. Hospitality Lane, Suite 201                     4,800,000 (12)             34.9
   San Bernardino, CA 02408
All executive officers and directors
  as a group (12 persons) (13).......................     1,555,494 (13)             11.2

----------
(1) Unless otherwise indicated, each of the persons named has sole voting and investment power with respect to the shares reported.

(2) Shares of Common Stock which an individual or group has a right to acquire within 60 days pursuant to the exercise of options or warrants are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the ownership percentage of any other person shown in the table. On the Record Date, the date as of which these percentages are calculated, there were 13,347,044 shares of Common Stock issued and outstanding.

(3) Includes 85,000 shares of Common Stock issuable upon the exercise of stock options by Mr. Freeze that are exercisable within 60 days. Excludes 450,000 shares of Common Stock issuable upon the exercise of stock options which have not yet vested and which are not exercisable within 60 days.

(4) Includes 15,000 shares of Common Stock issuable upon the exercise of stock options by Mr. Goodspeed that are exercisable within 60 days. Excludes 10,000 shares of Common Stock issuable upon the exercise of stock options which have not yet vested and which are not exercisable within 60 days.

(5) Includes 185,000 shares of Common Stock issuable upon the exercise of stock options (135,000 of which were granted outside of the Stock Option Plan) by Mr. Howells that are exercisable within 60 days. Excludes 10,000 shares of Common Stock issuable upon the exercise of stock options which have not yet vested and which are not exercisable within 60 days. Excludes 40,000 shares of Common Stock held of record by trusts with Jeannie L. Howells, the former wife of Mr. Howells, for the benefit of Mr. Howells' children.

(6) Includes 163,334 shares of Common Stock issuable upon the exercise of stock options by Mr. Kufel that are exercisable within 60 days. Excludes 751,666 shares of Common Stock issuable upon the exercise of stock options which have not yet vested and which are not exercisable within 60 days.

(7) Includes 10,000 shares of Common Stock issuable upon the exercise of stock options by Mr. Myers that are exercisable within 60 days. Excludes 10,000 shares of Common Stock issuable upon the exercise of stock options which have not yet vested and which are not exercisable within 60 days.

(8) Includes 25,000 shares of Common Stock issuable upon the exercise of stock options by Mr. Pearson that are exercisable within 60 days. Excludes 10,000 shares of Common Stock issuable upon the exercise of stock options which have not yet vested and which are not exercisable within 60 days.

(9) Includes 35,000 shares of Common Stock issuable upon the exercise of stock options by Mr. Shenkman that are exercisable within 60 days. Excludes 10,000 shares of Common Stock issuable upon the exercise of stock options which have not yet vested and which are not exercisable within 60 days.

(10) Includes 63,333 shares of Common Stock issuable upon the exercise of stock options by Mr. Flook that are exercisable within 60 days. Excludes 386,667 shares of Common Stock issuable upon the exercise of stock options which have not yet vested and which are not exercisable within 60 days.

(11) Includes 859,047 shares of Common Stock that would be issued upon the conversion of the 9% Convertible Debentures, assuming that such conversion was effected at the conversion price; 85,000 shares of Common Stock that would be issued upon exercise of warrants; and 213,263 shares already issued by the Company in lieu of cash interest for the period November 1, 1998 through December 31, 2000. Russell Cleveland exercises control over the 9% Convertible Debenture owned by Renaissance Capital.

(12) Includes 4,400,000 shares of Common Stock and a warrant to purchase an additional 400,000 shares of Common Stock issued by the Company to Pate Foods Corporation, the former owner of Wabash Foods, upon the consummation of the Wabash Foods acquisition. Immediately after the consummation of the acquisition, Pate Foods Corporation transferred such securities to an affiliated entity, American Pacific Financial Corporation, a California corporation. American Pacific Financial Corporation immediately thereafter transferred all of such securities to another affiliated entity, Capital Foods, LLC, a Delaware limited liability company.

(13) Includes (i) 595,866 shares of Common Stock issuable upon the exercise of stock options that are exercisable within 60 days (445,866 of which were granted under the Stock Option Plan and 135,000 of which were granted outside of the Stock Option Plan). Excludes 1,707,134 shares of Common Stock issuable upon the exercise of stock options which have not yet vested and which are not exercisable within 60 days.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         As of February 1998, the Company issued warrants to Renaissance Capital and Wells Fargo, the holders of the Company's 9% Convertible Debentures, representing the right to purchase 25,000 and 7,143 shares, respectively, of the Company's Common Stock at an exercise price of $1.00 per share. Each warrant became exercisable upon issuance and expires on July 1, 2002. The warrants were issued in consideration for the waiver by Renaissance Capital and Wells Fargo, through June 30, 1999, of a financial covenant that the Company is subject to so long as the 9% Convertible Debentures remain outstanding.

         In October 1998, Renaissance Capital agreed for the period November 1, 1998 through October 31, 1999, to waive all mandatory principal redemption payments due under the 9% Convertible Debentures held by Renaissance Capital and to accept 183,263 unregistered shares of Common Stock in lieu of $154,628 of cash interest payments. In consideration for these changes, the conversion price of all outstanding 9% Convertible Debentures was decreased from $1.09 to $1.00 per share.

         In November 1999, Renaissance Capital agreed (i) to immediately convert 50% of its 9% Convertible Debentures ($859,047), (ii) to unconditionally convert the remaining 50% of its 9% Convertible Debentures not later than December 31, 2000, and (iii) for the period November 1, 1999 through December 31, 2000, to waive all mandatory principal redemption payments due under the 9% Convertible Debentures held by Renaissance Capital and to accept 30,000 unregistered shares of Common Stock and a warrant to purchase 60,000 unregistered shares of Common Stock at an exercise price of $1.50 per share in lieu of $90,407 of cash interest payments.

         Robert C. Pearson, a Director of the Company, has been designated by Renaissance Capital as a nominee for re-election as a Director pursuant to the Debenture Loan Agreement.

         On October 7, 1999, the Company acquired all the membership interests of Wabash Foods, LLC, an Indiana-based snack food manufacturer, from Pate Foods Corporation. As a result, the Company acquired all the assets of Wabash Foods, including the Tato Skins(R), Pizzarias(R), and O'Boisies(R) trademark brands and assumed all of Wabash Foods' liabilities. The Company acquired all of the membership interests in exchange for (i) 4,400,000 unregistered shares of Common Stock, and (ii) a warrant to purchase 400,000 unregistered shares of Common Stock at an exercise price of $1.00 per share. The warrant has a five-year term is immediately exercisable. Immediately after the consummation of the acquisition, Pate Foods transferred such securities to an affiliated entity, American Pacific Financial Corporation, a California corporation. American Pacific immediately thereafter transferred all of such securities to another affiliated entity, Capital Foods, LLC, a Delaware limited liability company.

         On November 4, 1998, the Company acquired the business and certain assets of Tejas, a Texas-based potato chip manufacturer. The assets, which were acquired through a newly-formed wholly-owned subsidiary of the Company, Tejas PB Distributing, Inc., included the Bob's Texas Style(TM) potato chips brand, inventories and certain capital equipment. In consideration for these assets, the Company issued 523,077 unregistered shares of Common Stock (400,000 of which were issued to Tejas) with a fair market value of $450,000 and paid approximately $1,180,000 in cash. Thomas G. Bigham and Kevin M. Kohl, each a beneficial owner of Tejas, became executive officers of the Company upon the consummation of the transaction.

         The land and building (140,000 square feet) occupied by the Company in Bluffton, Indiana is leased pursuant to a twenty year lease dated May 1, 1998 with American Pacific Financial Corporation, an affiliate of Pate Foods Corporation from whom the Company purchased Wabash Foods in October 1999. The lease extends through April 2018 and contains two additional five year lease renewal periods at the option of the Company. Lease payments are approximately $20,000 per month, plus CPI adjustments, and the Company is responsible for all real estate taxes, utilities and insurance.

                             INDEPENDENT ACCOUNTANTS

         Representatives of Arthur Andersen LLP, the Company's independent auditors, are expected to be present at the Annual Meeting and will have the opportunity to make a statement, if they so desire. In addition, such representatives are expected to be available to respond to appropriate questions from those attending the Annual Meeting.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Exchange Act requires that the Company's directors, executive officers and persons who own more than 10% of the Company's Common Stock file with the Securities and Exchange Commission (the "Commission") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than 10% shareholders are required by Commission regulations to furnish the Company with copies of all Section 16(a) reports they file. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations, during the fiscal year ended December 31, 1999, all
Section 16(a) filing requirements applicable to the Company's officers, directors and greater than 10% beneficial owners were complied with except: a Form 4 in connection with the sale by Thomas G. Bigham of 20,809 shares of Common Stock was not filed on a timely basis; and Form 4's in connection with the issuance by the Company to Renaissance Capital of 30,000 shares of Common Stock and a warrant to purchase an additional 60,000 shares of Common Stock were not filed on a timely basis. See "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS."

                                  ANNUAL REPORT

         A copy of the Company's Annual Report, which includes a copy of Form 10-KSB for the fiscal year ended December 31, 1999, accompanies this Proxy Statement. The Company will provide copies of any exhibits to the Form 10-KSB to each shareholder of record as of the Record Date, upon request of such person and such person's payment of the Company's reasonable expenses of furnishing such exhibit.

                  SHAREHOLDER PROPOSALS FOR 2001 ANNUAL MEETING

         Shareholders may submit proposals on matters appropriate for shareholder action at the Company's annual meetings, consistent with regulations adopted by the Commission. Proposals of shareholders intended to be presented at the 2001 Annual Meeting of Shareholders should be submitted by certified mail, return receipt requested, and must be received by the Company at its principal executive offices on or before December 31, 2000, to be eligible for inclusion in the Company's proxy statement relating to that meeting. Proposals should be directed to the attention of Thomas W. Freeze, Poore Brothers, Inc., 3500 South La Cometa Drive, Goodyear, Arizona 85338.

                                 OTHER BUSINESS

         The Board of Directors does not know of any business to be brought before the Annual Meeting other than the matters described in the Notice of Annual Meeting. However, if any other matters are properly presented for action, it is the intention of each person named in the accompanying proxy to vote said proxy in accordance with his judgment on such matters.

         The Company's principal executive offices are located at 3500 South La Cometa Drive, Goodyear, Arizona 85338, and the Company's telephone number is
(623) 932-6200.

                                           By Order of the Board of Directors

                                                       Eric J. Kufel

                                           President and Chief Executive Officer

Goodyear, Arizona
April 17, 2000

         IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. SHAREHOLDERS WHO DO NOT EXPECT TO ATTEND THE ANNUAL MEETING AND DESIRE THEIR STOCK TO BE VOTED ARE URGED TO DATE, SIGN AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED SELF-ADDRESSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                              POORE BROTHERS, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD 0F DIRECTORS

The undersigned hereby appoints Eric J. Kufel and Thomas W. Freeze, and each of them, with full power of substitution, as proxies of the undersigned to vote all shares of common stock, par value $.01 per share, of Poore Brothers, Inc. (the "Company") held of record by the undersigned on March 24, 2000, at an Annual Meeting of Shareholders of the Company to be held on May 22, 2000 or any adjournments or postponements thereof (the "Annual Meeting"), on the matters set forth on the reverse side of this Proxy and, in their discretion, upon all matters incident to the conduct of the Annual Meeting and upon such other matters as may properly be brought before the Annual Meeting. This proxy revokes all prior proxies given by the undersigned.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR APPROVAL OF PROPOSAL 1.

Receipt of the Notice of Annual Meeting of Shareholders and the Proxy Statement, dated April 17, 2000 is hereby acknowledged.

                          (CONTINUED ON REVERSE SIDE)

                        Please date, sign and mail your
                      proxy card back as soon as possible!

                         Annual Meeting of Shareholders
                              POORE BROTHERS, INC.

                                  May 22, 2000


                Please Detach and Mail in the Envelope Provided

[X] Please mark your votes as in this example.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1.

(1)  ELECTION OF DIRECTORS

     [ ] FOR all nominees listed at right

     [ ] WITHHELD all nominees listed at right

     FOR, except vote withheld from the following nominee(s).


     --------------------------------------------------------

NOMINEES:

     Thomas W. Freeze
     Richard E. Goodspeed
     Mark S. Howells
     Eric J. Kufel
     James W. Myers
     Robert C. Pearson
     Aaron M. Shenkman

(2) TO CONSIDER AND ACT UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

PLEASE MARK BOXES IN BLUE OR BLACK INK.

YOUR VOTE IS IMPORTANT. PLEASE MARK, SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

--------------------------------------   ---------------------------------------
Name (Please Print)                      Name of Corporation (If applicable)

By:                                      Date:
    ----------------------------------         ---------------------------------
    Signature

Note: Please sign exactly as name appears on stock certificate. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partner, please sign in partnership name by authorized person.